Consent of Independent Certified Public Accountants

     We have issued our report dated December 13, 2002 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 342 as of October 31, 2002 and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


Chicago, Illinois
February 24, 2003